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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported)
                                June 4, 1999


                              YOUBET.COM, INC.
            (Exact Name of Registrant as specified in Charter)

          Delaware                    33-13789LA                95-4627253
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      (State or other           (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)


       1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025
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             (Address of principal executive offices)  (Zip Code)


                               (310) 444-3300
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             (Registrant's telephone number, including area code)



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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

A. On June 9, 1999, Youbet.com, Inc. announced that it had entered into a letter of intent with Station Casinos, Inc., to create a new venture which will jointly offer in-home interactive and sports wagering to Nevada residents. The new venture will be owned on a 50/50 basis by Youbet.com and Station Casinos. Youbet.com will adapt its proprietary software and technology and license it on a non-exclusive basis to the new venture. Station Casinos will fund a portion of Youbet.com's software development cost and contribute to funding the new venture's advertising and other costs. The new venture is subject to execution of definitive agreements, and its service will be offered only after obtaining all required regulatory approvals, including the approval of the Nevada gaming authorities.

       The service, which will be available exclusively to Nevada residents, is targeted for release on personal computers during the second quarter of 2000. It is anticipated that the service will allow subscribers to place wagers on sporting events at Station Casinos using their personal computers and the You Bet Network.

       Youbet.com also agreed to grant Station Casinos a 5-year warrant to purchase 100,000 shares of Youbet.com common stock at an exercise price of $19.50 per share. Additionally, Station Casinos has agreed to purchase shares in Youbet.com's pending underwritten public offering at an aggregate cost of $2,000,000.

       Station Casinos is a multi-jurisdictional gaming company that owns and operates the Palace Station Hotel & Casino, the Boulder Station Hotel & Casino, the Texas Station Gambling Hall & Hotel, and the Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Sunset Station Hotel & Casino in Henderson, Nevada, as well as slot machine route management services in Clark County, Nevada. Station Casinos also owns and operates Station Casino St. Charles, a gaming and entertainment facility in St. Charles, Missouri, and Station Casino Kansas City, a gaming and entertainment facility in Kansas City, Missouri.

       Attached as Exhibit 99.1 and incorporated herein by reference is a copy of Youbet.com's press release issued in connection with the foregoing.

B. As previously disclosed, certain warrants issued by Youbet.com have or may have various registration rights with respect to the warrants or shares of common stock issuable on exercise of such warrants. Youbet.com has not registered any of the warrants or such shares of common stock. In March 1999, Youbet.com sent a proposal to holders of approximately 5,955,000 warrants, certain of which warrants have or may have certain registration rights. Among other things, the proposal requested a release of claims, if any, which may arise from such warrants and shares of common stock not having been registered in consideration of Youbet.com's agreeing to allow such warrantholders to

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   participate to a limited extent in its pending underwritten public offering and to register such remaining shares of common stock by no later than the earlier of the first anniversary of such offering or June 30, 2000. As of May 31, 1999, the holders of an aggregate of 5,361,882 of such warrants (approximately 90%) have accepted such proposal and have executed such releases. Certain of the remaining warrantholders have or may have registration rights with respect to their warrants and/or shares of common stock underlying such warrants and may assert claims against Youbet.com in connection with such rights which may have a material adverse effect on Youbet.com.

       Youbet.com has been advised that on June 4, 1999, a complaint was filed against Youbet.com in the Court of Chancery of the State of Delaware in and for New Castle County entitled Georg Von Opel v. Youbet.com, Inc.
   (C.A. No. 17200 NC).  In the complaint Mr. Von Opel alleges that
   Youbet.com breached its obligation to register the shares of common stock underlying 400,000 warrants issued by Youbet.com to an affiliate of Mr.
   Von Opel. The complaint seeks specific performance of the alleged obligation to register such shares and damages for alleged breach of contract in the amount of $8.7 million. Youbet.com, which has not yet been served with a copy of the complaint, intends to defend itself vigorously in the action. Among other things, Mr. Von Opel executed a letter on February 24, 1998 which Youbet.com contends effected a waiver of such registration rights. As the litigation is in an initial stage, Youbet.com cannot predict its outcome, although if the claim is determined adversely to Youbet.com, it could have a material adverse effect on Youbet.com.

       In addition, holders of 37,667 warrants have demanded that Youbet.com register the shares of common stock underlying such warrants. Youbet.com, believes that such holders have registration rights only with respect to a portion of such warrants. While Youbet.com anticipates having discussions with such holders seeking to resolve such claims, such discussions may not result in a successful resolution of these issues. It is possible that these claims, as well as the potential claims of other warrantholders who did not accept Youbet.com's March 1999 proposal, may, if determined adversely to Youbet.com, have a material adverse effect Youbet.com.

C. The first paragraph of the section titled "DESCRIPTION OF CAPITAL STOCK -- Registration Rights" contained in Youbet.com's Registration Statement on Form S-3 (the "Registration Statement") originally filed with the Securities and Exchange Commission on April 9, 1999 and subsequently amended by Amendment 1 filed on May 11, 1999, is amended and restated as follows:

       "Following this offering, under specified circumstances and subject to customary conditions, the holders of Series A Convertible Preferred Stock and common stock issuable upon conversion of such Series A Convertible Preferred Stock and certain other holders of common stock will have certain registration rights with

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       respect to their shares of common stock (subject to the 210 day lock-up arrangement entered into by directors and executive officers of Youbet.com). These registration rights enable such holders to require Youbet.com to register their shares of common stock under the Securities Act and permit them to "piggyback" on any future registration of securities by Youbet.com. Youbet.com is not required to effect more than two demand registrations on behalf of these holders."

D. Attached as Exhibits 99.2 through 99.5 and incorporated herein by reference are copies of letters between Michael Lovern, Sr. and representatives of Youbet.com concerning a purported offer by Mr. Lovern to acquire a controlling interest in Youbet.com. The offer, which was substantially below market, was considered and rejected by the Board of Directors and has since been withdrawn.

ITEM 7.  EXHIBITS

Exhibit Number         Description of Document
--------------         -----------------------
    99.1             Press release dated June 9, 1999

    99.2             Letter from the attorneys for Youbet.com dated June 3, 1999

    99.3             Letter from Michael Lovern, Sr. dated May 14, 1999

    99.4             Letter from the attorneys for Youbet.com dated May 13, 1999

    99.5             Letter from Michael Lovern, Sr. dated May 11, 1999




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  June 9, 1999                   YOUBET.COM, INC.,
                                       (Registrant)


                                       By: /s/ PHILLIP C. HERMANN
                                          -----------------------------
                                           Phillip C. Hermann
                                           Chief Financial Officer
















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